EXHIBIT 24.1


                                POWER OF ATTORNEY

           The registrant and each person whose signature appears below hereby designates and appoints Randy N. McCullough (with full power of substitution and resubstitution (the "Attorney-in-Fact"), for it or him or her and in its or his or her name, place and stead, in any and all capacities, to execute this Registration Statement and one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as the Attorney-in-Fact deems appropriate, and to file each such amendment to this Registration Statement together with all exhibits thereto and any and all documents in connection therewith.

              SIGNATURE                                       TITLE                                DATE
              ---------                                       -----                                ----
          /s/ David B. Barr               Chairman of the Board of Directors                December 28, 2000
--------------------------------------
            David B. Barr


       /s/ David J. Breazzano             Director                                          December 29, 2000
--------------------------------------
         David J. Breazzano


       /s/ David H. Eisenberg             Director                                          December 27, 2000
--------------------------------------
         David H. Eisenberg


         /s/ Wendy T. Landon              Director                                          December 27, 2000
--------------------------------------
           Wendy T. Landon


          /s/ Jerry Winston               Director                                          December 26, 2000
--------------------------------------
            Jerry Winston
